EXHIBIT 99.1

Airgas, Inc.
259 N. Radnor-Chester Road
Suite 100
Radnor, PA 19087-5283 www.airgas.com
News Release

Investor Contact:	Media Contact:
Jay Worley (610) 902-6206	James Ely (610) 902-6010
jay.worley@airgas.com	jim.ely@airgas.com
For release:           Immediately
Airgas Reports Record Fourth Quarter EPS of $0.76
RADNOR, PA — May 5, 2008 — Airgas, Inc. (NYSE: ARG), the largest U.S. distributor of industrial, medical, and specialty gases, welding, safety, and related products, today reported strong growth in sales, operating income, and earnings for its fourth quarter ended March 31, 2008.
Quarterly net earnings grew 47% to $64.2 million, or $0.76 per diluted share, compared to $43.7 million, or $0.54 per diluted share, in the prior year. Fourth quarter sales grew 27% from the prior year to $1.1 billion, with acquisitions contributing 19% of the growth. Total same-store sales increased 8% in the quarter, with hardgoods up 4% and gas and rent up 11%.
“Despite a slowing economy, our strategic product categories, which focus on the healthcare, research, environmental, and food and beverage markets, posted 11% organic growth in the quarter,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “Our energy and infrastructure construction customers remain strong. Rising export activity and strength in U.S. infrastructure projects are also helping many of our core industrial customers, offsetting the economic slowdown. We continue to grow profitably, as the operating margin in the quarter expanded to 12.1%, an improvement of 120 basis points over last year.”
The Company made 18 acquisitions in fiscal 2008, adding more than $500 million in annualized revenue. In addition to the June 30, 2007 acquisition of Linde’s U.S. packaged gas business, which added $346 million in annualized revenue from 130 locations across 18 states, there were 17 others that added more than $160 million. “These transactions helped us enhance our core business and extend our product lines, with acquisitions in packaged gases and welding products, safety products, ammonia, and refrigerants,” said McCausland. “We have taken time to integrate them in a manner that effectively creates long-term value for our customers and our shareholders.”

4Q08 Earnings — Exhibit 99.1.doc/Page 2 of 10
Sales in fiscal 2008 increased 25% to $4 billion, with same-store sales growth of 7%. Earnings for the year were $2.66 per diluted share compared to $1.92 per diluted share in the prior year. The current year includes a $0.03 one-time non-cash charge from the National Welders transaction and a $0.01 one-time tax benefit related to a change in state tax law. The prior year included a charge of $0.10 for the early extinguishment of debt and a $0.02 tax benefit related to a change in state tax law. Adjusting for these items, diluted earnings per share increased 34% to $2.68 in fiscal 2008.* The Company generated strong free cash flow of $225 million for the year, compared to $107 million last year.*
McCausland continued, “We expect earnings per diluted share of $3.24 to $3.40 in fiscal 2009. First-quarter expectations are $0.79 to $0.81 per diluted share. We are mindful of the state of the U.S. economy, but we believe Airgas is well-positioned to deliver strong earnings growth this year.”
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Tuesday, May 6. The teleconference will be available by calling (888) 726-2429. The presentation materials (this press release, slides to be presented during the Company’s teleconference, and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section under the “Company Information” heading on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through June 6 at http://www.shareholder.com/arg/medialist.cfm. A replay of the teleconference will be available through May 13. To listen, call (888) 203-1112 and enter passcode 8415413.

* See attached reconciliations of non-GAAP financial measures associated with Adjusted Net Earnings and Free Cash Flow calculations.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in over 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

4Q08 Earnings — Exhibit 99.1.doc/Page 3 of 10
# # #
Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: energy and infrastructure construction customers remaining strong; customers in medical, research, environmental, and food and beverage segments remaining strong; industrial customers benefiting from rising export activity and U.S. infrastructure projects; expectations for fiscal 2009 earnings per diluted share of $3.24 to $3.40 and first quarter earnings per diluted share of $0.79 to $0.81; and the belief that Airgas is well-positioned to deliver strong earnings growth in fiscal 2009. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: an economic downturn; customer acceptance of price increases; supply cost pressures; increased industry competition; our ability to successfully consummate and integrate acquisitions; adverse changes in customer buying patterns; significant fluctuations in interest rates; increases in energy costs and other operating expenses; the effect of catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including its Form 10-K dated March 31, 2007, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, condensed consolidated balance sheets, consolidated statements of cash flows, and reconciliations of non-GAAP financial measures follow.

4Q08 Earnings — Exhibit 99.1.doc/Page 4 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Year Ended
	March 31,		March 31,
	2008	2007	2008	2007
Net sales	$1,086,597	$853,861	$4,017,024	$3,205,051

Costs and expenses:
Cost of products sold (excl. deprec.)	523,077	419,342	1,926,426	1,567,090
Selling, distribution and administrative expenses	383,842	303,163	1,424,677	1,149,166
Depreciation	46,235	36,595	175,802	138,818
Amortization	2,398	1,808	13,973	8,525

Total costs and expenses	955,552	760,908	3,540,878	2,863,599

Operating income	131,045	92,953	476,146	341,452

Interest expense, net	(21,690)	(17,107)	(89,860)	(60,180)
Discount on securitization of trade receivables (b)	(4,295)	(3,137)	(17,031)	(13,630)
Loss on debt extinguishment (c)	—	—	—	(12,099)
Other income, net	570	242	1,507	1,601

Earnings before income tax expense and minority interest	105,630	72,951	370,762	257,144

Income tax expense	(41,417)	(28,505)	(144,184)	(99,883)
Minority interest in earnings of consolidated affiliate (d)	—	(711)	(3,230)	(2,845)

Net earnings	$64,213	$43,735	$223,348	$154,416

Net earnings per common share (e):

Basic earnings per share	$0.78	$0.56	$2.74	$1.98

Diluted earnings per share	$0.76	$0.54	$2.66	$1.92

Weighted average shares outstanding (e):
Basic	82,476	78,579	81,402	78,025
Diluted	84,613	83,160	84,235	82,566
See attached Notes.

4Q08 Earnings — Exhibit 99.1.doc/Page 5 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	March 31,	March 31,
	2008	2007
ASSETS
Cash	$43,048	$25,931
Trade accounts receivable, net (b)	183,569	193,664
Inventories, net	330,732	250,308
Deferred income tax asset, net	22,258	31,004
Prepaid expenses and other current assets	59,107	48,592

TOTAL CURRENT ASSETS	638,714	549,499

Plant and equipment, net	2,194,870	1,865,418
Goodwill	969,059	832,162
Other intangible assets, net	148,998	62,935
Other non-current assets	27,620	23,443

TOTAL ASSETS	$3,979,261	$3,333,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$185,111	$146,385
Accrued expenses and other current liabilities	280,880	241,275
Current portion of long-term debt	40,400	40,296

TOTAL CURRENT LIABILITIES	506,391	427,956

Long-term debt, excluding current portion	1,539,648	1,309,719
Deferred income tax liability, net	439,782	373,246
Other non-current liabilities	80,104	39,963
Minority interest in affiliate	—	57,191

Stockholders’ equity	1,413,336	1,125,382

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,979,261	$3,333,457

See attached Notes.

4Q08 Earnings — Exhibit 99.1.doc/Page 6 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	(Unaudited)
	Year Ended	Year Ended
	March 31, 2008	March 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$223,348	$154,416
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	175,802	138,818
Amortization	13,973	8,525
Deferred income taxes	74,725	51,911
Loss on sales of plant and equipment	714	39
Minority interest	3,230	2,845
Stock-based compensation expense	16,629	15,445
Loss on debt extinguishment	—	12,099
Changes in assets and liabilities, excluding effects of business acquisitions:
Securitization of trade receivables	95,600	20,200
Trade receivables, net	(23,308)	(37,687)
Inventories, net	(37,079)	(1,491)
Prepaid expenses and other current assets	1,693	(23,326)
Accounts payable, trade	8,053	(15,163)
Accrued expenses and other current liabilities	(749)	266
Other non-current assets	(81)	1,809
Other non-current liabilities	(2,624)	(2,363)

Net cash provided by operating activities	549,926	326,343

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(267,378)	(238,274)
Proceeds from sales of plant and equipment	9,345	8,685
Business acquisitions and holdback settlements	(480,096)	(687,892)
Other, net	(1,316)	(474)

Net cash used in investing activities	(739,445)	(917,955)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,162,452	1,577,967
Repayment of debt	(953,749)	(1,008,186)
Purchase of treasury stock	(17,010)	—
Financing costs	—	(5,103)
Premium paid on call of senior subordinated notes	—	(10,267)
Minority interest in earnings	(711)	(2,845)
Tax benefit realized from the exercise of stock options	13,327	9,013
Stock issued for the employee stock purchase plan	14,091	11,951
Proceeds from the exercise of stock options	20,381	15,107
Dividends paid to stockholders	(31,828)	(21,980)
Change in cash overdraft	(317)	16,901

Net cash provided by financing activities	206,636	582,558

Change in cash	$17,117	$(9,054)
Cash — Beginning of period	25,931	34,985

Cash — End of period	$43,048	$25,931

See attached Notes.

4Q08 Earnings — Exhibit 99.1.doc/Page 7 of 10
Notes:

(a)	During fiscal 2008, the Company purchased eighteen businesses, including fourteen associated with the distribution of packaged gases and related hardgoods products. The largest of these acquisitions was the June 30, 2007 acquisition of the U.S. packaged gas business of Linde AG for $310 million in cash. The operations acquired from Linde AG generated $346 million in revenues for the year ended December 31, 2006. A total of $162 million was paid for the remaining seventeen other acquisitions, which generate aggregate annual revenues of more than $160 million.

(b)	The Company participates in a securitization agreement with three commercial banks to sell up to $360 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $360 million and $264 million at March 31, 2008 and 2007, respectively.

(c)	On October 27, 2006, the Company redeemed its $225 million 9.125% senior subordinated notes (the “Notes”) in full at a premium of 104.563% of the principal amount with proceeds from the Company’s revolving credit line. In conjunction with the redemption of the Notes, the Company recognized a charge on the early extinguishment of debt of $12.1 million ($7.9 million after tax, or approximately $0.10 per diluted share) in October 2006. The charge included the redemption premium and the write-off of unamortized debt issuance costs.

(d)	On July 3, 2007, the preferred stockholders of the National Welders joint venture exchanged their preferred stock for common stock of Airgas (the “NWS Exchange Transaction”). The Company issued 2.471 million shares of Airgas common stock to the preferred stockholders in exchange for all 3.2 million preferred shares of National Welders. The preferred shares of National Welders were reflected on the Company’s Consolidated Balance Sheet as “Minority interest in affiliate.” As part of the negotiated exchange, in addition to the shares of Airgas common stock the preferred shareholders had the option to acquire, the Company issued an additional 144 thousand Airgas shares (included in the 2.471 million shares) to the preferred shareholders, which resulted in a one-time net after-tax charge of $2.5 million, or $0.03 per diluted share.

(e)	The tables below present the computation of basic and diluted earnings per share:

	Three Months Ended		Year Ended
	March 31,		March 31,
(In thousands, except per share amounts)	2008	2007	2008	2007
Basic Earnings per Share Computation
Numerator
Net earnings	$64,213	$43,735	$223,348	$154,416

Denominator
Basic shares outstanding	82,476	78,579	81,402	78,025

Basic earnings per share	$0.78	$0.56	$2.74	$1.98

4Q08 Earnings — Exhibit 99.1.doc/Page 8 of 10

	Three Months Ended		Year Ended
	March 31,		March 31,
(In thousands, except per share amounts)	2008	2007	2008	2007
Diluted Earnings per Share Computation
Numerator
Net earnings	$64,213	$43,735	$223,348	$154,416
Plus: Preferred stock dividends	—	711	711	2,845
Plus: Income taxes on earnings of National Welders	—	438	245	1,166

Net earnings assuming preferred stock conversion	$64,213	$44,884	$224,304	$158,427

Denominator
Basic shares outstanding	82,476	78,579	81,402	78,025

Incremental shares from assumed conversions:
Stock options and options under the employee stock purchase plan	2,137	2,254	2,242	2,214
Preferred stock of National Welders	—	2,327	591	2,327

Diluted shares outstanding	84,613	83,160	84,235	82,566

Diluted earnings per share	$0.76	$0.54	$2.66	$1.92

(1)	Prior to the July 3, 2007 NWS Exchange Transaction, the preferred stockholders of National Welders had the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or for approximately 2.3 million shares of Airgas common stock. If Airgas common stock had a market value of $24.45 per share or greater, exchange of the preferred stock was assumed because it provided greater value to the preferred stockholders. Based on the assumed exchange of the preferred stock for Airgas common stock, the 2.3 million shares were included in the diluted shares outstanding.

The National Welders preferred stockholders earned a 5% dividend, recognized as “Minority interest in earnings of consolidated affiliate.” Upon the exchange of the preferred stock for Airgas common stock, the dividend would no longer be paid to the preferred stockholders, resulting in additional net earnings for Airgas. For the periods in which the exchange was assumed, the 5% preferred stock dividend was added back to net earnings in the diluted earnings per share computation.

For periods prior to the NWS Exchange Transaction, the earnings of National Welders for tax purposes were treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the exchange of National Welders preferred stock for Airgas common stock, National Welders would become a wholly owned subsidiary of Airgas. As a wholly owned subsidiary, the net earnings of National Welders would not be subject to additional tax at the Airgas level. For the periods in which the exchange was assumed, the additional tax was added back to net earnings in the diluted earnings per share computation.

(2)	The diluted earnings per share computation for the year ended March 31, 2008 includes the effect of the items described in (1) above, of which the exchange shares have been weighted to reflect the impact of the NWS Exchange Transaction.

4Q08 Earnings — Exhibit 99.1.doc/Page 9 of 10

(f)	Business segment information for the Company’s Distribution and All Other Operations segments is shown below:

	(Unaudited)				(Unaudited)
	Three Months Ended				Three Months Ended
	March 31, 2008				March 31, 2007
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim.	Total	Dist.	Ops.	Elim.	Total
Gas and rent	$490,865	$200,102	$(46,197)	$644,770	$372,775	$129,886	$(18,749)	$483,912
Hardgoods	413,056	31,132	(2,361)	441,827	346,657	24,876	(1,584)	369,949

Total net sales	903,921	231,234	(48,558)	1,086,597	719,432	154,762	(20,333)	853,861

Cost of products sold, excluding deprec. expense	449,350	122,285	(48,558)	523,077	364,063	75,612	(20,333)	419,342
Selling, distribution and administrative expenses	306,690	77,152	—	383,842	249,631	53,532	—	303,163
Depreciation	33,851	12,384	—	46,235	28,711	7,884	—	36,595
Amortization	1,370	1,028	—	2,398	1,262	546	—	1,808

Operating income	$112,660	$18,385	$—	$131,045	$75,765	$17,188	$—	$92,953

	(Unaudited)
	Year Ended				Year Ended
	March 31, 2008				March 31, 2007
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim.	Total	Dist.	Ops.	Elim.	Total
Gas and rent	$1,807,663	$724,059	$(159,293)	$2,372,429	$1,399,186	$485,209	$(60,934)	$1,823,461
Hardgoods	1,536,401	115,698	(7,504)	1,644,595	1,292,628	94,462	(5,500)	1,381,590

Total net sales	3,344,064	839,757	(166,797)	4,017,024	2,691,814	579,671	(66,434)	3,205,051

Cost of products sold, excluding deprec. expense	1,672,181	421,042	(166,797)	1,926,426	1,355,367	278,157	(66,434)	1,567,090
Selling, distribution and administrative expenses	1,141,032	283,645	—	1,424,677	953,858	195,308	—	1,149,166
Depreciation	132,300	43,502	—	175,802	109,455	29,363	—	138,818
Amortization	10,451	3,522	—	13,973	6,426	2,099	—	8,525

Operating income	$388,100	$88,046	$—	$476,146	$266,708	$74,744	$—	$341,452

						.

4Q08 Earnings — Exhibit 99.1.doc/Page 10 of 10
Reconciliations of Non-GAAP Financial Measures (Unaudited)
     Adjusted Net Earnings:
     Reconciliation and computation of adjusted net earnings:

	Year Ended		Year Ended
	March 31, 2008		March 31, 2007
(In thousands, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Net earnings	$223,348	$2.66	$154,416	$1.92
Plus charge from the National Welders exchange transaction, net of tax	2,519	0.03	—	—
Plus charge for early extinguishment of debt, net of tax	—	—	7,865	0.10
Less tax benefit related to state tax law change	(1,255)	(0.01)	(1,789)	(0.02)

Adjusted net earnings	$224,612	$2.68	$160,492	$2.00

Net Earnings Per Share % Growth		34%
The Company believes this adjusted net earnings computation provides meaningful insight into earnings growth by adjusting for material unusual items. Non-GAAP numbers should be read in conjunction with the generally accepted accounting principles (“GAAP”) financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.
Free Cash Flow:
Reconciliations and computation of free cash flow:

	Year Ended March 31,
(Amounts in thousands)	2008	2007
Net cash provided by operating activities	$549,926	$326,343

Plus:
Operating lease buyouts	979	9,509
Proceeds from sales of plant and equipment	9,345	8,685
Tax benefit realized from the exercise of stock options	13,327	9,013
Stock issued for employee stock purchase plan	14,091	11,951
Less:
Cash provided by the securitization of trade receivables	(95,600)	(20,200)
Capital expenditures	(267,378)	(238,274)

Free Cash Flow	$224,690	$107,027

(1)	With the July 3, 2007 NWS Exchange Transaction (see Note d), our Free Cash Flow metric was modified to include the cash flows of National Welders in all periods for a more meaningful presentation.
Management believes that Free Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations, which is available for servicing debt obligations and for the execution of our business strategy, including acquisitions, the prepayment of debt, or to support other investing and financing activities. Non-GAAP numbers should be read in conjunction with the GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.